SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2006
SurModics, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-23837	41-1356149
(Commission File Number)	(IRS Employer
Identification No.)
9924 West 74th Street
Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices and Zip Code)
(952) 829-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On September 15, 2006, the Compensation Committee of the Board of Directors of SurModics, Inc. (“the Company”) adopted the FY 2007 SurModics Bonus Plan (the “Plan”). Executive officers and other employees of the Company participate in the Plan. The Plan has two components: (i) corporate objectives, and (ii) business unit or department objectives. No bonus will be paid under the Plan if certain minimum levels for the corporate objectives are not met, even if the business unit/department objectives are met. The 2007 minimum corporate objectives calls for a certain percentage increase in revenue and earnings per share growth above fiscal year 2006 results. Under the corporate objectives component of the Plan, if certain revenue and earnings per share levels are achieved in fiscal year 2007, a participant will receive a bonus in an amount to be calculated in accordance with the terms of the Plan with the exact amount dependent on the actual financial results achieved and the position of such participant with the Company. In addition, for most participants certain objectives for each business unit or department were also set, with at least one of the objectives for each business unit tied to revenue. If the business unit or department objectives for a participant are also met, the participant is entitled to an increase in his/her bonus. In the case of the Chief Executive Officer, the maximum aggregate bonus under the Plan, including all components, is approximately 53% of his base salary for fiscal year 2007. In the case of all other executive officers, the maximum aggregate bonus under the Plan, including all components, is 40% of the officer’s base salary for fiscal year 2007.
Item 8.01 Other Events.
          On September 18, 2006, the Company issued a press release announcing that the Company’s Board of Directors has authorized the Company to repurchase up to $35 million of the Company’s outstanding common stock. The Board’s authorization allows for the repurchase of up to one million shares of the Company’s outstanding common stock. As indicated in the press release, the purchases may be made, from time to time, in open market transactions, privately negotiated transactions, transactions structured through investment banking institutions or a combination of the foregoing. The text of the press release is included as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
          Exhibit 99.1 — Press Release dated May 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

By /s/ Philip D. Ankeny
Date: September 21, 2006	Name: Philip D. Ankeny
Title: Chief Financial Officer
EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated September 18, 2006.